Exhibit 99.1

FOR IMMEDIATE RELEASE

MEDIA CONTACT:

INVESTOR RELATIONS CONTACT:

Angela Dalmas

Norma Mortensen

(916) 990-3447 direct

(951) 894-6597 ext 334

Angela@LBGames.com

Norma@LBGames.com

LEFT BEHIND GAMES REPORTS RECORD EARNINGS AND

REVEALS SNAPSHOT OF FUTURE PLANS

LOS ANGELES – February 23, 2011 – Left Behind Games Inc. (OTC: LFBG) today reported record revenues of $1,136,266 and a net profit of $124,323 for the three months ended December 31, 2010, compared to revenues of $52,868 and a net loss of $7,593,609 a year ago, respectively, making LB Games® the first public company to profitably offer Christian video games.

LB Games CEO, Troy Lyndon, says, “We are pleased to report operational profitability has resulted from increased interest in our products because of our 2010 expansion; the most significant in our history.”

LB Games’ product line grew in 2010 from 7 to 11 products, releasing 4 new Christian games in 2010 including Praise Champion, the highest-quality Christian Karaoke game, King Solomon’s Trivia Challenge, the highest-quality Bible Trivia game, Left Behind 3: Rise of the Antichrist, based upon the New York Times #1 best-selling novel series by Tim LaHaye and Jerry Jenkins, which has sold more than 65 million books worldwide, and Charlie Church Mouse: SuperPak and 3D Bible Adventures, based upon the popular television character.

CEO Lyndon, continues, “We supported the release of these 4 new titles with our largest national advertising campaign in five years. This product expansion was made possible as a result of strategic relationships resulting from our acquisitions of the Charlie Church Mouse brand and Cloud 9 Games’ assets.”

Today, Left Behind Games also announced it has taken steps to facilitate $10 million dollars in capital to expand its product line, enter new markets and diversify onto new platforms. Most notably, LB Games further announced its anticipated release of the first high-quality scripture memorization game, currently titled King Solomon’s Scripture Challenge, which is due out in later 2011.

Among other highlights of its quarterly filing, LB Games reported a reduction in accounts payable and accrued expenses of $976,542 in the past 12 months and an increase in shareholder equity of $975,394 in the past 12 months.

About Left Behind Games Inc.

Left Behind Games Inc., dba LB Games® and dba Inspired Media Entertainment, is the only publicly-traded exclusive publisher of Christian video game software. They produce quality interactive entertainment products that perpetuate positive values and appeal to faith-based and mainstream audiences. For more information, go to www.LBGames.com.

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LB GAMES, LEFT BEHIND 3: RISE OF THE ANTICHRIST, CHARLIE CHURCH MOUSE, PRAISE CHAMPION AND KING SOLOMON’S TRIVIA CHALLENGE are trademarks of Left Behind Games Inc. in the U.S. and other countries. All rights reserved.

LEFT BEHIND is a registered trademark of Tyndale House Publishers, Inc. in the U.S. and other countries. All rights reserved.

All other trademarks are the property of their respective holders. All rights reserved.

Caution Concerning Forward-Looking Statements

This release contains statements, which may constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or expectations of Left Behind Games. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that results may differ materially from such statements.

LEFT BEHIND GAMES INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	March 31,
	2010	2010
ASSETS
Current assets
Cash	$138,329	$56,677
Restricted cash	30,000	30,000
Accounts receivable	204	6,915
Inventories, net	126,584	148,058
Prepaid royalties	6,750	30,426
Prepaid expenses and other current assets	89,191	6,048
Total current assets	391,058	278,124
Property and equipment, net	83,643	68,290
Note receivable	67,407	101,111
Intellectual property, net	52,823	85,938
Other assets	35,927	5,927
Total assets	$630,858	$539,390
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
Accounts payable and accrued expenses	$1,128,919	$1,847,450
Payroll liabilities payable	250,236	161,104
Convertible debt	74,063	280,000
Notes payable, net of discounts	39,828	31,200
Notes payable in default	--	177,338
Deferred revenue	103,488	100,401
Total current liabilities	1,596,534	2,597,493
Commitments and Contingencies
Stockholders' Deficit
Series A preferred stock, $0.001 par value; 3,586,245 shares authorized, issued and outstanding as of December 31, 2010 and March 31, 2010, respectively;
liquidation preference of $188,500	3,586	3,586
Series B preferred stock, $0.001 par value; 16,413,755 shares authorized;
7,890,529 and 11,040,929 shares issued and outstanding as of December 31, 2010 and March 31, 2010, respectively;	7,891	11,041
Series C preferred stock, $0.001 par value, 10,000 authorized,	10	10
issued and outstanding as of December 31, 2010 and March 31, 2010, respectively;
Series D convertible preferred stock, 1,000 shares authorized, 109 and 9	--	--
shares issued and outstanding as of December 31, 2010 and March 31, 2010, respectively;
Common stock, par value $0.001 per share; 5,000,000,000 shares authorized; 4,682,633,586 and 2,279,968,311 shares issued and outstanding
as of December 31, 2010 and March 31, 2010, respectively	4,682,634	2,280,419
Treasury stock	24,500	24,500
Additional paid-in capital	58,198,222	55,486,725
Accumulated deficit	(63,882,519)	(59,864,384)
	(965,676)	(2,258,103)
Total liabilities and stockholders' deficit	$630,858	$539,390

The accounting notes are an integral part of these unaudited condensed consolidated financial statements; they are available with the SEC filings at sec.gov

LEFT BEHIND GAMES INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	December 31,	December 31,	December 31,	December 31,
	2010	2009	2010	2009

Net revenues	$1,136,266	$52,868	$1,359,136	$95,264

Costs and expenses:
Cost of sales – product costs	73,219	11,372	208,407	38,279
Cost of sales – intellectual property costs	56,632	9,418	59,203	16,609
Gross profit	1,006,415	32,078	1,091,526	40,376

Operating expenses:
Selling, general and administrative	424,883	323,474	677,136	463,986
Consulting	76,532	3,513,513	2,001,305	6,612,070
Depreciation and amortization	43,352	6,403	65,487	22,806
Wages and salaries	269,128	3,727,831	864,615	3,948,004
Product development	65,121	26,967	1,511,252	76,928

Total operating expenses	879,016	7,598,188	5,119,795	11,123,794

Operating income (loss)	127,399	(7,566,110)	(4,028,269)	(11,083,418)

Other (income) expense:
Interest and other debt expenses	3,076	27,499	(12,929)	525,971

Net profit (loss)	124,323	(7,593,609)	(4,015,340)	(11,609,389)

Basic and diluted profit (loss) per common share	$0.00	$(0.00)	$(0.00)	$(0.01)

Weighted average number of common shares outstanding	4,248,762,939	1,545,754,982	3,355,805,591	905,605,400

The accounting notes are an integral part of these unaudited condensed consolidated financial statements; they are available with the SEC filings at sec.gov

LEFT BEHIND GAMES INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months	Nine Months
	Ended	Ended
	December 31,	December 31,
	2010	2009
Cash flows from operating activities:
Net loss	$(4,018,135)	$(11,609,389)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	65,487	22,806
Recognition of deferred stock compensation	--	100,025
Stock based compensation - consultants	199,904	480,603
Stock based compensation - employees and directors for services	--	3,657,100
Interest paid in common stock	--	--
Change in fair value of warrant	--	2,023
Convertible debt issued for services	3,345,780	5,446,000
Amortization of debt discount	28	336,499
Provision for notes receivable reserve	33,704	--
Issuance of shares for antidilution protection	103,742	--
Beneficial conversion on note payable conversions	--	131,251
Changes in operating assets and liabilities:
Accounts receivable	6,711	(36,595)
Inventories	30,474	18,473
Note receivable	--	(39,589)
Prepaid expenses	(59,467)	3,923
Other assets and prepaid royalties	(30,000)	3,635
Accounts payable and accrued expenses	(311,444)	96,169
Deferred income – product sales	3,087	1,336
Net cash used in operating activities	(630,129)	(1,385,730)

Cash flows from investing activities:
Purchases of property and equipment	(47,725)	(2,457)
Net cash used in investing activities	(47,725)	(2,457)

Cash flows from financing activities:
Proceeds from the issuance of notes payable	25,000	25,000
Borrowings from related party	--	2,089
Proceeds from the issuance of common stock	734,506	1,578,550
Net cash provided by financing activities	759,506	1,605,639

Net (decrease) increase in cash	81,652	217,452
Cash at beginning of period	56,677	7,778
Cash at end of period	$138,329	$225,230

The accounting notes are an integral part of these unaudited condensed consolidated financial statements; they are available with the SEC filings at sec.gov

LEFT BEHIND GAMES INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months	Nine Months
	Ended	Ended
	December 31,	December 31,
	2010	2009

Supplemental disclosures of cash flow information:

Cash paid during the period for:

Interest	$--	$--

Income taxes	$--	$--

Supplemental disclosures of non-cash and investing and financing information:

Issuance of common stock under license agreement	$--	$137,500

Exchange of equipment for settlement of accounts payable	$--	$503

Conversion of preferred B stock into common stock	$3,150	$--

Discount on convertible notes payable	$25,000	$--

Conversion of notes and accounts payable into common stock	$854,175	$1,754,453

Common stock issued for inventory	$9,000	--
Return of common stock as treasury shares	$--	$24,500

The accounting notes are an integral part of these unaudited condensed consolidated financial statements; they are available with the SEC filings at sec.gov

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